SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.

Filed by the  Registrant[x]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or
     ss. 240.14a-12
                       --------------------------------------------
                       HERITAGE INCOME TRUST - HIGH YIELD BOND FUND
                       --------------------------------------------
Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:
      ---------------------------------------
      2) Aggregate number of securities to which transaction applies:
      ---------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      ---------------------------------------
      4) Proposed maximum aggregate value of transaction:
      ---------------------------------------
      5) Total fee paid:
      ---------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
      -------------------------
      2)    Form, Schedule or Registration Statement No.:
      -------------------------
      3)    Filing Party:
      -------------------------
      4)    Date Filed:
      -------------------------

                   HERITAGE INCOME TRUST-HIGH YIELD BOND FUND

                                   NOTICE OF
                        SPECIAL MEETING OF SHAREHOLDERS
                               FEBRUARY 23, 1998

TO THE SHAREHOLDERS:

     A special meeting of the holders of shares of beneficial interest of Heritage Income Trust (the "Trust")-High Yield Bond Fund ("Fund") will be held on February 23, 1998 at 9:30 a.m., Eastern standard time, at the offices of Heritage Asset Management, Inc., at 100 CARILLON PARKWAY, SUITE 280, ST. PETERSBURG, FLORIDA 33716, for the following purposes:

          (1) To approve a Subadvisory Agreement between Heritage Asset Management, Inc. ("Heritage") and Salomon Brothers Asset Management Inc ("SBAM"), with respect to the Fund;

          (2) To approve a proposal to permit Heritage to hire subadvisers or modify subadvisory agreements without shareholder approval;

          (3) To ratify the selection of Price Waterhouse LLP as the Fund's independent accountants for the fiscal year ending September 30, 1998; and

          (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     You will be entitled to vote at the meeting and any adjournments thereof if you owned shares of the Trust at the close of business on January 12, 1998. If you attend the meeting, you may vote your shares in person. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                          By Order of the Board of Trustees,

                                          CLIFFORD J. ALEXANDER
                                          Secretary

January 20, 1998
880 Carillon Parkway
St. Petersburg, Florida 33716

                             YOUR VOTE IS IMPORTANT
                       NO MATTER HOW MANY SHARES YOU OWN

     Please indicate your voting instructions on the enclosed proxy form, date and sign the form, and return the form in the envelope provided. If you sign, date and return the proxy form but give no voting instructions, your shares will be voted "FOR" the proposals noticed above. In order to avoid the additional expense of further solicitation, we ask your cooperation in mailing your proxy card promptly. Unless proxy cards submitted by corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy card, they will not be voted.

                   HERITAGE INCOME TRUST-HIGH YIELD BOND FUND

              880 CARILLON PARKWAY, ST. PETERSBURG, FLORIDA 33716

                             ---------------------

                                PROXY STATEMENT
        SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 23, 1998

                             ---------------------

     This is a proxy statement for Heritage Income Trust (the "Trust")-High Yield Bond Fund ("Fund") in connection with the solicitation of proxies made by, and on behalf of, the Fund's Board of Trustees ("Trustees" or "Board") to be used at the special meeting of shareholders of the Fund and at any adjournments thereof ("Meeting"). This proxy statement and a proxy card will be mailed to shareholders on or about January 20, 1998.

     A majority of the shares of beneficial interest of the Fund ("Shares") outstanding on January 12, 1998 ("Record Date"), represented in person or by proxy, must be present to constitute a quorum for the transaction of business at the Meeting. Only holders of Shares as of this date are entitled to notice of and to vote at the Meeting. In the absence of a quorum or in the event that a quorum is present at the Meeting but votes sufficient to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies that they are entitled to vote FOR any such proposal in favor of such an adjournment, and will vote those proxies required to be voted AGAINST any such proposal against such adjournment. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     An abstention is a proxy that is properly executed, returned and accompanied by instructions withholding authority to vote. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or persons entitled to vote or with respect to which the broker does not have discretionary voting authority. Abstentions and broker non-votes are counted as votes present for purposes of determining whether the requisite quorum exists. Approval of Proposals No. 1 and No. 2 requires the affirmative vote of a specified percentage of the total shares outstanding or of the total shares present at the Meeting. As a result, abstentions and broker non-votes will have the same effect as votes cast "against" these proposals because approval of these proposals depends only on the number of affirmative votes cast and not on the ratio of votes cast "for" a proposal to votes cast "against" a proposal. Approval of Proposal No. 3 requires a majority of the votes cast on the matter. As a result, abstentions and broker non-votes will have no effect on the outcome of the proposal because abstentions and broker non-votes are votes not cast and, as such, they have no impact on whether a proposal has received a majority of the votes cast.

     The individuals named as proxies in the enclosed proxy card will vote in accordance with your directions as indicated thereon if your proxy card is received properly executed. If you sign, date and return the proxy card, but give no voting instructions, your Shares will be voted in favor of the proposals described in this proxy statement. The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the Meeting. Your proxy card may be revoked by giving another proxy, by letter or telegram revoking your proxy if received by the Fund prior to the Meeting, or by appearing and voting at the Meeting.

     As of the Record Date, the Fund had 5,413,491.326 Shares outstanding and no persons owned beneficially 5% or more of any class of the Fund's outstanding Shares. All costs associated with the Meeting, including the solicitation of proxies, will be borne by Travelers Group Inc. ("Travelers"). Solicitations will be made primarily by mail but also may include telephone communications by regular employees of Heritage Asset Management, Inc. ("Heritage"), the Fund's investment adviser and administrator, which will not receive any compensation therefor from the Trust. Each full Share is entitled to one vote, and each fractional Share is entitled to a proportionate share of one vote. You may obtain a copy of the Fund's most recent annual report to shareholders, free of charge, by writing to Heritage at 880 Carillon Parkway, St. Petersburg, Florida 33716 or by calling 1-800-421-4184.

               PROPOSAL 1. APPROVAL OF THE SUBADVISORY AGREEMENT

INTRODUCTION

     Salomon Brothers Asset Management Inc ("SBAM") has provided investment advice and portfolio management services to the Fund in accordance with the terms of an agreement with Heritage dated February 1, 1996 (the "Subadvisory Agreement"). On November 28, 1997, SBAM became an indirect wholly-owned subsidiary of Travelers as a result of a merger between a wholly-owned subsidiary of Travelers and Salomon Inc. Under federal law, such a change in control of the Fund's investment subadviser could be deemed to cause the automatic termination of the Subadvisory Agreement.

     Accordingly, in order to ensure that the Fund retains the services of SBAM and its investment management personnel, which the Trustees have concluded is in the best interest of the Fund, the Trustees and Heritage propose that SBAM be re-appointed as investment subadviser to the Fund pursuant to a Subadvisory Agreement that is essentially identical to the current Subadvisory Agreement. If approved by the shareholders, SBAM would continue to manage the Fund using the same trading strategies and substantially the same investment personnel it currently uses.

     If Proposal 1 is not approved by shareholders, Heritage and the Trustees will consider any potential alternative arrangements for the provision of investment subadvisory services that are appropriate and in the best interests of the Fund's shareholders.

DESCRIPTION OF THE EXISTING SUBADVISORY AGREEMENT AND THE NEW SUBADVISORY AGREEMENT

     The current Subadvisory Agreement, dated February 1, 1996, was last submitted to a vote of the Fund's shareholders on January 24, 1996 for the purpose of its initial approval. The proposed Subadvisory Agreement between Heritage and SBAM is identical to the current Subadvisory Agreement except for its effective date. Except as otherwise noted, the following discussion therefore applies to both the current Subadvisory Agreement and to the proposed Subadvisory Agreement (collectively, the "Subadvisory Agreements").

     Under the Subadvisory Agreements, SBAM provides investment advice and portfolio management services with respect to all Fund assets. In return for SBAM's services and for expenses borne by SBAM under the Subadvisory Agreements, Heritage (not the Fund) pays SBAM an annual fee of 50% of the annual investment advisory fees paid to Heritage, without regard to any reduction in the fees actually paid to Heritage as a result of voluntary fee waivers by Heritage. During the Fund's fiscal year ended September 30, 1997, Heritage paid SBAM $143,535 in subadvisory fees, which amounted to .30% of average daily net assets.

     The Subadvisory Agreements provide that, in the absence of its bad faith, negligence or disregard of its obligations and duties, SBAM will not be subject to any liability to Heritage, the Fund or its Trustees, officers or shareholders for any act or omission in the course of, or connected with, the performance of its duties under the Subadvisory Agreements.

     If approved by shareholders, the proposed Subadvisory Agreement will become effective immediately. Unless sooner terminated, it would remain in effect for two years following its effective date and would continue automatically for successive annual periods, provided that it is specifically approved at least annually (1) by a vote of a majority of the Independent Trustees and (2) by a majority of all Trustees or by a vote of a majority of the outstanding Shares of the Fund. The Trust may terminate the proposed Subadvisory Agreement by a vote of a majority of the Independent Trustees or a majority of its outstanding voting securities on 60 days' written notice to Heritage and SBAM. Heritage may at any time terminate the agreement upon 60 days' written notice to SBAM. SBAM may at any time terminate the agreement upon 90 days' written notice to Heritage. The Subadvisory Agreement automatically will terminate without penalty in the event of assignment or termination of the Trust's Investment Advisory and Administration Agreement.

INFORMATION CONCERNING SBAM

     SBAM is a corporation organized under the laws of Delaware on December 24, 1987. It is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. As of September 30, 1997, SBAM and its worldwide investment affiliates managed approximately $25.9 billion of assets, of which SBAM managed approximately $19.3 billion. SBAM serves as investment adviser to a number of investment companies whose investment strategy is similar to that of the Fund's. The name and size of these investment companies and SBAM's annual rate of compensation with respect to each fund is as follows:

                                                   INVESTMENT ADVISORY OR     APPROXIMATE NET ASSETS
                   FUND NAME                           MANAGEMENT FEE*        AS OF OCTOBER 31, 1997
                   ---------                      -------------------------   ----------------------
Salomon Brothers High Yield Bond Fund...........            .75%                   $519,287,538
Salomon Brothers Institutional High Yield Bond
  Fund(1).......................................            .50%                   $  4,672,775
Salomon Brothers Institutional Emerging Markets
  Debt Fund(1)(2)...............................            .70%                   $  9,516,914
The Emerging Markets Income Fund Inc.(3)........            .70%                   $ 67,249,398
The Emerging Markets Income Fund II
  Inc.(3)(4)....................................            .70%                   $343,314,002
The Emerging Markets Floating Rate Fund
  Inc.(3)(4)....................................            .65%                   $ 65,058,219
Salomon Brothers Worldwide Income Fund
  Inc.(3)(5)....................................            .90%                   $198,077,564
Global Partners Income Fund Inc.(3)(4)..........            .65%                   $219,732,558
Salomon Brothers High Income Fund Inc.(3).......            .70%                   $ 72,289,118

Salomon Brothers/JNL Global Bond Series(6)(7)...    first $50 million -- .375%     $ 32,170,924
                                                    next $100 million -- .350%
                                                    next $350 million -- .300%
                                                    next $500 million -- .250%
SEI Emerging Markets Debt Portfolio(6)..........    first $50 million -- .475%     $ 59,294,032
                                                    over $50 million -- .15%
Latin America Investment Fund(6)................            .15%                   $  3,790,920
Americas Income Trust, Inc.(3)(6)...............            .375%                  $ 60,663,911

---------------

  * Fees are calculated on average daily net assets unless otherwise noted.
(1) For the last fiscal year SBAM waived certain management fees.
(2) SBAM has agreed to reduce or otherwise limit the expenses of the Salomon Brothers Institutional Emerging Markets Debt Fund (exclusive of taxes, interest, and extraordinary expenses, such as litigation and indemnification expenses), on an annualized basis to 0.75% of the Fund's average daily net assets. This limitation includes SBAM's advisory fees.
(3) With respect to this Fund the Investment Advisory or Management Fee is a percentage of average weekly net assets.
(4) Fee is paid by Value Advisors out of its management fee and includes compensation for administration services.
(5) SBAM also serves as Administrator for this Fund and is paid a monthly fee at an annual rate of .15% of the value of the Fund's average weekly net assets up to $250 million and .125% of the value of such net assets in excess of $250 million for its services. SBAM in turn pays 80% of such fees collected to Prudential Mutual Fund Management, Inc., which serves as Sub-administrator for the Fund. During the last fiscal year of Salomon Brothers Worldwide Income Fund Inc, SBAM was paid $315,258 by the Fund for its services as Administrator.
(6) With respect to this Fund SBAM serves as subadvisor and, accordingly, the sponsoring investment advisor pays SBAM a portion of the total advisory fee.
(7) SBAM Limited acts as subadviser to this Fund and is paid by SBAM out of its management fee an amount equal to the fee payable under the management contract between SBAM and the Fund multiplied by the current value of net assets of the Fund that SBAM allocates to SBAM Limited.

     SBAM's principal business address is 7 World Trade Center, New York, New York 10048. The names, titles and principal occupations of the current directors and executive officers of SBAM are set forth in the following table.

             NAME                               TITLE AND PRINCIPAL OCCUPATION
             ----                               ------------------------------
THOMAS W. BROCK................  Chairman, Chief Executive Officer and Managing Director of
                                 SBAM and Managing Director and Member of the Management
                                 Board of Salomon Brothers Inc
MICHAEL S. HYLAND..............  President, Managing Director and Member of the Board of SBAM
                                 and Managing Director of Salomon Brothers Inc
RODNEY B. BERENS...............  Managing Director and Member of the Board of SBAM and
                                 Managing Director and Member of the Management Board of
                                 Salomon Brothers Inc
VILAS V. GADKARI...............  Managing Director and Member of the Board of SBAM and
                                 Managing Director of Salomon Brothers Inc
ZACHARY SNOW...................  Secretary of SBAM and Managing Director and Counsel of
                                 Salomon Brothers Inc

     The business address of each person listed above other than Mr. Gadkari is 7 World Trade Center, New York, New York 10048 and the business address of Mr. Gadkari is Victoria Plaza, 111 Buckingham Palace Road, London, England SW1W OSB.

     As noted above, on November 28, 1997, SBAM became an indirect wholly-owned subsidiary of Travelers as a result of a merger between a wholly-owned subsidiary of Travelers and Salomon Inc. More particularly, as a result of the merger, SBAM is a wholly-owned subsidiary of Salomon Brothers Holding Company Inc

("SBHC"). SBHC, in turn, is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc, which in turn is a wholly-owned subsidiary of Travelers. Travelers' principal business address is 388 Greenwich Street, New York, New York 10013. The address of the principal place of business of SBHC and of Salomon Smith Barney Holdings Inc. is 7 World Trade Center, New York, New York 10048.

EVALUATION OF THE BOARD OF TRUSTEES

     As noted above, under federal law, the change in control of SBAM could be deemed to cause the automatic termination of the Subadvisory Agreement. Against this backdrop, at a meeting on November 10, 1997, the Trustees determined that it would be in the Fund's best interest to continue to retain SBAM's services by re-appointing SBAM as an investment subadviser to the Fund. This determination included the unanimous approval of all Trustees who are not "interested persons" of the Trust, Heritage or SBAM as that term is defined in the Investment Company Act of 1940 ("Independent Trustees"). In approving the new SBAM Agreement, the Board analyzed the factors discussed below and other factors that would affect positively or negatively the provision of portfolio management services.

     The Trustees primarily considered the value of continuity in the Fund's investment strategy and style, SBAM's specialized experience and success as a high-yield bond fund manager, its experience and track record to date as the Fund's investment subadviser, and other portfolio management alternatives available to the Fund. The Fund's Board of Trustees also considered the likelihood of SBAM's and Travelers' continued financial stability following the change in control of SBAM and whether the change in control would affect the ability of SBAM to retain and attract qualified personnel.

VOTE REQUIRED

     Approval of Proposal 1 requires the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding Fund Shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

                   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU
                             VOTE "FOR" PROPOSAL 1.

  PROPOSAL 2. APPROVAL OF A PROPOSAL TO PERMIT HERITAGE TO HIRE SUBADVISERS OR
           MODIFY SUBADVISER AGREEMENTS WITHOUT SHAREHOLDER APPROVAL

INTRODUCTION

     Heritage serves as the investment adviser and administrator of the Fund. As such, Heritage does not make the day-to-day investment decisions for the Fund. Instead, Heritage administers the Fund, establishes an investment program for the Fund and selects, compensates and evaluates the Fund's investment subadviser, currently SBAM. The investment subadviser, in turn, makes the day-to-day investment decisions for the Fund.

     Federal securities law requires that the shareholders of the Fund approve the Fund's subadvisory agreements and any amendments thereto. Thus, when a new subadviser is retained on behalf of the Fund, shareholders are required to approve the subadvisory agreement. Similarly, if an existing subadvisory agreement is amended in any respect (e.g., an increase in the fee paid by Heritage -- not by the Fund -- to the subadviser), shareholder approval is required. Additionally, as Proposal 1 exemplifies, shareholder approval is required in order to re-appoint a subadviser when there is a change in control of the Fund's subadviser. In all of these cases, in order to obtain shareholder approval, the Fund must call and conduct a shareholder meeting, prepare and distribute proxy materials, and solicit votes from Fund shareholders. The process can be costly and time-consuming.

     The Trustees recently authorized the Fund's officers to apply to the Securities and Exchange Commission ("SEC") for an order exempting the Fund from the requirement described in the previous paragraph ("SEC Order"). If it is issued, the SEC Order would permit the Fund, without the prior approval of shareholders, to hire new subadvisers, to rehire existing subadvisers that have experienced a change in control and to modify subadvisory agreements. By eliminating shareholder approval in these matters, the Fund would have greater flexibility in selecting and re-appointing investment subadvisers and would save the considerable expenses involved in soliciting shareholder proxies and conducting shareholder meetings. Changes in subadvisory arrangements would still require Board approval and may be subject to certain other conditions, as discussed below.

     The Trustees and Heritage hereby seek shareholder approval of this proposed arrangement for approval of subadvisory agreements. If Proposal 2 is not approved by shareholders, shareholder approval of subadvisory agreements and amendments thereto will continue to be required. If Proposal 2 is approved by Fund shareholders, the proposal will be effective if and when the SEC Order is issued. There is no assurance that the SEC Order will be issued.

COMPARISON OF PRESENT AND PROPOSED SELECTION PROCESS FOR SUBADVISERS

     Under both the current process for approval of subadvisory agreements and under the proposed process, any change in a subadvisory agreement requires approval by the Board. In considering whether to appoint a subadviser, the Board will analyze the factors it considers relevant, including the nature, quality and scope of services provided by a subadviser to investment companies comparable to the Fund. The Board will review the ability of the subadviser to provide its services to the Fund, as well as its personnel, operations, financial condition or any other factor that would affect the provision of those services. The Board will examine the performance of the subadviser with respect to compliance and regulatory matters over the past fiscal year. It will review the subadviser's investment performance with respect to accounts that are comparable. Finally, the Board will consider other factors that it considers relevant to the subadviser's performance as an investment adviser. The Board believes that this review process provides appropriate shareholder protection in the selection of subadvisers.

     Under the current process for approval of subadvisory agreements, in addition to Trustee approval, shareholders must approve any change in subadvisory agreements. More particularly, a subadvisory agreement must receive the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting, or
(2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting. Such shareholder approval would be eliminated under the proposed process for approval of subadvisory agreements.

     An SEC Order authorizing the proposed process for approval of subadvisory agreements may be granted subject to a number of conditions. Following is a list of conditions that is representative of the relevant conditions that the SEC has recently imposed in a number of orders that are similar to the SEC Order that the Fund is seeking. The list may be a useful guide in predicting the conditions that may be imposed in any SEC

Order that is issued with respect to the Fund. However, any SEC Order that is issued with respect to the Fund might be granted subject to different conditions than those set forth below:

     1. Before the Fund may rely on the order requested in the application, the operation of the Fund in the manner described in the application will receive the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting, or
(2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

     2. The Fund will disclose in its prospectus the existence, substance and effect of any order granted pursuant to the application. In addition, the Fund will hold itself out to the public as employing the management structure described in the application. The prospectus will prominently disclose that Heritage has the ultimate responsibility to oversee investment subadvisers and recommend their hiring, termination and replacement.

     3. At all times, a majority of the Trust's Board of Trustees will be persons each of whom is not an "interested person" of the Trust as that term is defined in federal securities law ("Independent Trustees"), and the nomination of new or additional Independent Trustees will be at the discretion of the then existing Independent Trustees.

     4. Heritage will not enter into a subadvisory agreement with any investment subadviser that is an "affiliated person," as defined in federal securities law, of Heritage or of any Heritage mutual funds, other than by reason of serving as investment subadviser to one or more Heritage mutual funds ("Affiliated investment subadviser"), without that agreement, including the compensation to be paid thereunder, being approved by the shareholders of the Fund.

     5. When an investment subadviser change is proposed for the Fund with an Affiliated investment subadviser, the Fund's Trustees, including a majority of the Independent Trustees, will make a separate finding, reflected in the Fund's Board minutes, that the change is in the best interests of the Fund and its shareholders and does not involve a conflict of interest from which Heritage or the Affiliated investment subadviser derives an inappropriate advantage.

     6. Within 90 days of the hiring of any new investment subadviser, shareholders will be furnished relevant information about a new investment subadviser that would be contained in an information statement, including any change in such disclosure caused by the addition of a new investment subadviser. Heritage will meet this condition by providing shareholders, within 90 days of the hiring of an investment subadviser, an informal information statement. The information statement provided will meet relevant requirements of federal securities law.

     7. Heritage will provide general management services to the Fund, including overall supervisory responsibility for the general management and investment of the Fund's portfolio, and subject to review and approval by the Trustees, will:
(i) set the Fund's overall investment strategies; (ii) select investment subadvisers; (iii) when and if appropriate, recommend to the Fund's Board of Trustees the allocation and reallocation of the Fund's assets among multiple investment subadvisers; (iv) monitor and evaluate the performance of investment subadvisers; and (v) ensure that the investment subadvisers comply with the Fund's investment objectives, policies and restrictions.

     8. No Trustee or officer of the Trust or director or officer of Heritage will own directly or indirectly (other than through a pooled investment vehicle that is not controlled by that Trustee, director or officer) any interest in an investment subadviser except for (i) ownership of interests in Heritage or any entity that controls, is controlled by, or is under common control with Heritage; or (ii) ownership of less than 1% of the outstanding securities of any class of debt or equity of a publicly-traded company that is either an investment subadviser or an entity that controls, is controlled by or is under common control with an investment subadviser.

VOTE REQUIRED

     As noted above, the SEC has previously granted requests for exemptive relief that are similar to Proposal 2 where the proposal receives the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

                   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU
                             VOTE "FOR" PROPOSAL 2.

              PROPOSAL 3. RATIFICATION OF SELECTION OF ACCOUNTANTS

     The Fund's financial statements for the fiscal years ended September 30, 1996, and September 30, 1997, were audited by Price Waterhouse LLP, independent accountants. The Board of Trustees has selected Price Waterhouse LLP as independent accountants for the Fund for the fiscal year ending September 30, 1998, subject to termination of that position without penalty by either the shareholders of the Fund or by the Trustees.

     Price Waterhouse LLP has been the Fund's independent accountants since 1996. During 1996, the Independent Trustees accepted the resignation of Coopers & Lybrand L.L.P. and appointed Price Waterhouse LLP as the Fund's independent public accountants. Coopers & Lybrand L.L.P.'s reports for each of the Fund's last two periods ended September 30, 1994 and 1995 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. No disagreement occurred between Coopers & Lybrand L.L.P. and the Fund during the aforementioned two periods with respect to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Price Waterhouse LLP has informed the Fund that it has no material direct or indirect financial interest in the Fund. Representatives of Price Waterhouse LLP are not expected to be present at the meeting but have been given the opportunity to make a statement if they so desire, and will be available should any matter arise requiring their presence.

VOTE REQUIRED

     A majority of the votes cast at the meeting in person or by proxy is required for ratification.

                   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU
                             VOTE "FOR" PROPOSAL 3.

                           INFORMATION ABOUT THE FUND

CURRENT ADVISORY ARRANGEMENTS

     Heritage is a Florida corporation organized in 1985 and registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Heritage serves as investment adviser and administrator to the Fund pursuant to an Investment Advisory and Administration Agreement between Heritage and the Trust on behalf of the Fund, dated January 19, 1990. All of the capital stock of Heritage is owned by Raymond James Financial, Inc. ("RJF"). Thomas A. James, a Trustee of the Trust, by virtue of his direct or indirect ownership of RJF, owns beneficially more than 10% of Heritage. RJF, through its subsidiaries, is engaged primarily in providing customers with a wide variety of financial services in connection with securities, limited partnerships, options, investment banking and related fields. Heritage also serves as investment adviser and manager to ten other investment portfolios with aggregate assets of approximately $3.2 billion as of September 30, 1997.

     The principal address of Heritage, RJF, Thomas A. James and each of Heritage's directors and principal executive officer is at 880 Carillon Parkway, St. Petersburg, Florida 33716. The directors and principal executive officer of Heritage are: Jeffrey P. Julien, Director; Richard K. Riess, Director; and Stephen G. Hill, Director, President and Chief Executive Officer. The officers of the Fund who also are employed by Heritage are: Stephen G. Hill; Donald H. Glassman; and Patricia Schneider. The Trustees and the officers of the Fund do not own in the aggregate more that 1% of the shares of beneficial interest in the Fund.

     Under the Advisory Agreement, and subject to the supervision of the Trustees, Heritage has agreed, among other duties, to provide a continuous investment program for the Fund's portfolio, supervise all aspects of the Fund's operation and hold itself available to respond to shareholder inquiries. The Advisory Agreement expressly permits advisory services to be delegated to and performed by a subadviser. Under the Advisory Agreement, the Fund bears all of its expenses not specifically assumed by Heritage incurred in its operation and the offering of shares.

     Heritage voluntarily has agreed to limit the expenses of the Fund. Effective February 1, 1998, Heritage has agreed to waive its advisory fee or to reimburse each class of the Fund to the extent that Class A expenses exceed an annualized rate of 1.25% of average daily net assets or Class B or Class C expenses exceed 1.70%. During the fiscal year ended September 30, 1997, the Fund paid Heritage management fees in the amount of $287,069 and Heritage waived fees in the amount of $45,839.

     For services provided under the Advisory Agreement, the Fund pays Heritage an annualized advisory fee, computed daily and paid monthly, of .60% of the Fund's average daily net assets up to $100 million and .50% of daily net assets over $100 million. Heritage also is the fund accountant and transfer and dividend disbursing agent for the Fund. For the fiscal year ended September 30, 1997, the Fund paid Heritage approximately $24,352 for its services as transfer and dividend disbursing agent. For the fiscal year ended September 30, 1997, the Fund paid Heritage approximately $32,320 for its services as fund accountant. Heritage will continue to provide these services to the Fund after the subadvisory contract is approved.

     In addition, an affiliate of Heritage, Raymond James & Associates, Inc. ("RJA"), serves as the Trust's principal underwriter. RJA's principal address is 880 Carillon Parkway, St. Petersburg, Florida 33716. As compensation for certain distribution and shareholder servicing activities, RJA was paid $51,820 pursuant to the Trust's Rule 12b-1 distribution plan. RJA will continue to serve as principal underwriter to the Trust after the advisory contract is approved. The Fund does not currently execute any securities transactions through RJA or any other affiliated broker-dealer.

     The Advisory Agreement provides that Heritage will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matter to which the Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on their part in the performance of their duties or from reckless disregard by them of their obligations and duties thereunder.

                             SHAREHOLDER PROPOSALS

     As a general matter, the Trust does not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Trust's shareholders should send such proposals to the Trust at 880 Carillon Parkway, St. Petersburg, Florida 33716, so as to be received a reasonable time before the proxy solicitation for that meeting is made.

     Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Trust's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

                                 OTHER BUSINESS

     Management knows of no business to be presented to the Meeting other than the matters set forth in this statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interests of the Trust.

                                          By the order of the Board of Trustees,

                                          CLIFFORD J. ALEXANDER
                                          Secretary

January 20, 1998

        IT IS IMPORTANT THAT YOU EXECUTE AND RETURN YOUR PROXY PROMPTLY.

     HERITAGE
-------------------
   Income Trust
High Yield Fund(TM)
-------------------



HERITAGE ASSET MANAGEMENT, INC.
880 CARILLON PARKWAY
ST. PETERSBURG, FL 33716

HERITAGE INCOME TRUST - HIGH YIELD BOND FUND

Special Meeting of Shareholders - February 23, 1998

The undersigned hereby appoints as proxies Stephen G. Hill, K.C. Clark and Donald H. Glassman, each with the power of substitution, to vote for the undersigned all shares of beneficial interest of the undersigned at the aforementioned meeting and any adjournment thereof with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to indicate authority to vote "FOR" all proposals. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

                            YOUR VOTE IS IMPORTANT

Please date and sign this proxy and return it in the enclosed postage paid envelopes as soon as possible.

         THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:       HERHYB        KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------------------------------------------------
                                                                                DETACH AND RETURN THIS PORTION ONLY
                                THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
-------------------------------------------------------------------------------------------------------------------

HERITAGE INCOME TRUST - HIGH YIELD BOND FUND

This proxy will not be voted unless it is dated and signed exactly as instructed below.

If shares are held jointly,  each  shareholder  named should sign; if only one signs,  his or her signature will be binding.  If the shareholder is a corporation,  the President or Vice President should sign in his or her own name, indicating  title.  If the shareholder is a partnership,  a partner should sign in his or her own name,  indicating that he or she is a "Partner."

VOTE ON PROPOSALS                                                               FOR       AGAINST        ABSTAIN

1.  Approval of the proposed subadvisory Agreement between Heritage Asset       / /          / /            / /
    Management, Inc. and Salomon Brothers Asset Management Inc. with respect to the Heritage Income Trust - High Yield Bond Fund.

2.  Approval of the proposal to permit Heritage Asset Management, Inc. to hire  / /          / /            / /
    subadvisers or modify subadvisory agreements without shareholder approval.

3.  Ratification of Price Waterhouse LLP as independent accountants of the Fund / /          / /            / /
    for the fiscal year ending September 30, 1998.



    -------------------------------   --------------------------------
       Signature [PLEASE      Date      Signature [PLEASE      Date
       SIGN WITHIN BOX]                 SIGN WITHIN BOX]